                                                                RULE 424(b)(3)
                                                             FILE NO. 33-61649
                                                     REPUBLIC INDUSTRIES, INC.



                      SUPPLEMENT NO. 5 DATED JUNE 4, 1997
                      TO PROSPECTUS DATED AUGUST 11, 1995

As a result of the transfers by certain Selling Stockholders of Common Stock, the table of Selling Stockholders in the Selling Stockholder Section of the Prospectus is hereby further supplemented as follows:

                                                   Shares Beneficially     Shares to be Offered
                                                      Owned Prior to          for The Selling
Selling Stockholder                                    The Offering        Stockholder's Account
-------------------                                -------------------    ----------------------
Hudson Family Foundation, Inc. ..................         125,000                 125,000